                                                                       Exhibit 5
                             FULBRIGHT & JAWORSKI
                                     L.L.P.
                   A Registered Limited Liability Partnership
                           1301 McKinney, Suite 5100
                          Houston, Texas  77010-3095
                                                                         HOUSTON
                                                                WASHINGTON, D.C.
                                                                          AUSTIN
                                                                     SAN ANTONIO
TELEPHONE: 713/651-5151                                                   DALLAS
TELEX: 76-2829                                                          NEW YORK
FACSIMILE: 713/651-5246                                              LOS ANGELES
                                                                          LONDON
                                                                       HONG KONG


                                 April 27, 1995



Kaneb Services, Inc.
2400 Lakeside Boulevard, Sixth Floor
Richardson, TX  75082

Gentlemen:

             We have acted as counsel for Kaneb Services, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 100,000 shares of the Company's common stock, no par value (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the Company's $1.63 Director Stock Options (the "Plan").

             In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, the Plan and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. We have also reviewed the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect to the Shares (the "Registration Statement").

             We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

             Based on the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

Kaneb Services, Inc.
April 27, 1995
Page 2


             The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 Fulbright & Jaworski L.L.P.